Company Contact:	Investor Relations:
Kelly J. Gill	James R. McKnight, Jr.
Chief Executive Officer	Chief Financial Officer
615-771-7575	615-771-7575

DIVERSICARE ACQUIRES 10 FACILITIES IN MISSISSIPPI

BRENTWOOD, TN - (October 3, 2016) - Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services, effective October 1, 2016 entered into an agreement with Golden Living to assume the operations of ten facilities in Mississippi previously operated by Golden Living. Eight of these facilities are leased directly from Golden Living and the Company assumed the individual leases of two additional facilities that are privately owned. This transaction increases the number of centers operated by the Company to 64. The eight centers leased from Golden Living have an initial lease term of ten years, and was effective October 1, 2016. These ten facilities are expected to contribute in excess of $80 million in annual revenues.
As previously announced by the Company, on August 15, 2016, the Company has entered into Operation Transfer Agreements to assume the operations of 22 facilities in Mississippi and Alabama and plans to finalize the leases on the 12 Alabama properties in the fourth quarter of 2016.
Commenting on the acquisitions, Kelly Gill, the Company’s Chief Executive Officer, stated, “We are delighted to announce the commencement of our lease agreement with Golden Living and the entrance into the state of Mississippi. This is a significant milestone for our organization and I am excited to take the first step in completing the overall transaction. We want to thank Golden Living for their support and we look forward to a productive relationship together. Mr. Gill concluded by saying “this is a truly rewarding relationship wherein both organizations are able to benefit from our respective synergies and mutually strengthen our pursuit of strategic positioning and growth in our industry.”
About Diversicare Healthcare Services, Inc.
As of October 3, 2016, Diversicare provides long-term care services to patients in 64 skilled nursing and senior housing centers containing 7,056 licensed beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.

FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing centers in Alabama, Kansas, Kentucky, Missouri, Ohio, Indiana and Mississippi, our ability to increase census at our renovated centers, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2012 and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including laws governing reimbursement from government payors, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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